Final (July 20, 2004)
                              EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement"), dated as of July 19, 2004 (the "Effective Date"), is between Century Casinos, Inc., a Delaware corporation, whose principal executive offices are located in Colorado Springs, Colorado ("Employer"), and Mr. Richard S. Rabin ("Employee").

                                    Recitals

     A. Employee wishes to be considered by Employer for the position of Chief Operating Officer, North America ("the Position"). Employer wishes to retain the services of Employee for the Position, and Employer and Employee wish to formalize the terms and conditions of their agreements and understandings concerning Employee's employment in the Position.

     B. Employee's  employment by Employer,  the mutual covenants stated in this
Agreement,   and  other  valuable   consideration,   the  receipt  of  which  is
acknowledged by Employee, are sufficient consideration for this Agreement.

     C. This Agreement supersedes and replaces any prior oral or written employment agreements entered into by and between Employer and Employee, and the terms of this Agreement shall be held confidential by Employee.

                                    Agreement

     The parties agree as follows:

     1. Employment. As of the Effective Date, Employer shall employ Employee in the Position, and Employee agrees to accept such employment.

     2. Term of Agreement. The term of this Agreement will commence on the Effective Date and will continue for two years unless sooner terminated in accordance with the provisions of this Agreement. Furthermore, this Agreement may be extended for periods of six (6) months as follows: if on the date no later than six months before the Agreement will normally expire, both parties give notice that they wish the Agreement to continue, the Agreement shall continue under the same terms for an additional period of six months following the previous expiration date. The parties will continue this process during successive extensions of this Agreement. The following is an example of this process: the initial term of the Agreement will expire on July 18, 2006. Six months before the expiration date is January 18, 2006. If both parties give notice on or before January 18, 2006, that they wish the Agreement to continue, the expiration date of the Agreement shall be extended to January 18, 2007. Then, six months before the end of this new termination date, the parties may or may not give similar notice concerning extension so as to cause the Agreement to extend an additional six months. This process shall continue during the life of the Agreement, or any extensions or amendments to the Agreement.

     3. Actions of Employer. All actions by and decisions of Employer contemplated in this Agreement will be made by Employer's Executive Committee, which may from time to time appoint one of its members under this Agreement to carry out its functions. Nevertheless, Employee understands that Employer's Compensation Committee must approve all decisions concerning Employee's salary.

     4. Duties of Employee. Employee's principal duties on behalf of Employer as of the Effective Date shall be to act as the Chief Operating Officer, North America. Employee will undertake and assume the responsibility of performing for and on behalf of Employer whatever duties are necessary and required in such position. Employee will devote Employee's full time and energies and best effort to the performance of such duties, to the exclusion of all other activities that conflict in any material way with Employee's duties under this Agreement. Specific duties, and limitations on authority, of Employee may be addressed by separate memoranda or other instructions. In performing his duties, Employee recognizes and agrees that he will abide by the Employer's Code of Ethics.

     5. Location of Work; Payment for Various Expenses. The parties contemplate that Employee's primary duty location will be in Colorado Springs, Colorado and, initially - as long as there is only one operation in North America - also in Cripple Creek, Colorado. Employee shall have an office at Employer's Colorado Springs' offices. Should the location of Employer's North American headquarters change to a location within the State of Colorado, then Employee's primary duty location would change to that location. Nevertheless, Employee recognizes and agrees that his duties will require him to travel, including, most likely, international travel, for meetings and to assist the entities operated by Century Casinos Inc., primarily in North America, but also worldwide.

     (a) Employer shall pay for Employee's expenses of moving to Colorado up to a maximum of US-$ 27,500. Employee shall gather three estimates for these expenses, and Employer shall pay the lowest of the three. Employer shall also pay Employee $1,500 to defray the cost of visits to Colorado by Employee's family for purposes of house-hunting. Employer shall also buy from Innovation Group, Employee's laptop and printer, which shall be Employer's personal property. Employer shall not be responsible for any other payments to Employee except as specifically provided in this Agreement or in a separate, written addendum to this Agreement, signed by Employee and Employer's Executive Committee.

     (b) Employer shall loan Employee $13,000 for Employee to use to defray expenses due to the early payment of the loan on Employee's home in Las Vegas, Nevada. Employer shall also loan Employee the amount of $ 10,000 (US-dollars tenthousand) to pay for Employee's temporary housing in Denver, Colorado. Employee shall repay both these amounts, without interest, from his first, and subsequent, bonus payments until the full amount has been repaid. Employee hereby authorizes such deductions to be made from his bonuses.

     6. Compensation.

     (a) Salary. Employer will pay to Employee a yearly salary ("Base Salary") of One Hundred Fifty Thousand Dollars ($150,000.00), payable on the payroll dates established by

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

Employer from time to time. Once Employer's proposed Edmonton property becomes operational, Employee's salary shall be increased by the amount of $7,500 per year. Also, when Employer's proposed Central City property becomes operational, Employee's annual salary shall be increased by $7,500 per year.

     (b) Bonus. Employee shall be eligible to receive a bonus, based upon satisfactorily reaching various budget and financial criteria that are established for each calendar year in question and are designated as pertaining to the bonus calculation. Employee shall only be eligible for such a bonus if he is employed on the last day of the calendar year to which the bonus applies. For 2004, any bonus shall be based on criteria related to Womacks Casino only. For 2005, any bonus shall be based on the performance of Womacks and on the on-time and on-budget delivery of the proposed properties in Edmonton and Central City. Should the on-time and on-budget delivery of the proposed properties be influenced in any direction by situations beyond Employee's control, then
Employee's bonus shall be adjusted accordingly. The on-time and on-budget bonuses for the proposed properties in Edmonton and Central City shall be spelled out in the bonus agreements for 2005 resp. 2006, as the case may be. For subsequent years, Employee's bonus shall be based on such criteria as the Employer establishes. The 2004 bonus calculations shall be in accordance with the annex enclosed at Exhibit A.

     (c) Vacations/Sick Days. Employee will be entitled to paid vacations of three weeks per calendar year, in accordance with the procedures established by Employer. Any specific vacation of more than one week's duration is subject to the advance approval of Employer. Employee is entitled to four paid sick days per calendar year. Employee may accrue unused sick time from year to year up to a limit of eight days total sick days. No payments shall be made for accumulated sick days.

     (d) Additional Benefits. Currently, Employee will be entitled to the following benefits: 401(k) and medical/hospitalization insurance in accordance with Employer's normal policies, and the holidays observed by Employer pursuant to its normal policies by which employees are granted a day off with pay. In addition, Employee will be entitled to additional benefits in accordance with Employer's policies, as they may be established and modified by Employer from time to time, for persons holding similar positions with Employer, as determined by Employer in its sole discretion.

     (e) Reimbursement of Business Expenses. Employer will reimburse all reasonable expenses incurred by Employee on behalf of Employer in connection with Employee's performance of duties under this Agreement, in accordance with the Employer's Travel Policy, and subject in each case to compliance by Employee with any reasonable requirements imposed by Employer concerning submission of invoices, prior approval, tax deductibility of expenses, and similar matters.

     (f) Stock Options. Employee will be eligible to participate in any stock option plan and bonus plan or policy for persons holding similar positions with Employer that may be established by Employer. The number of options granted to Employee, if any, and the terms of such options are solely within the discretion of Employer's Board of Directors and/or Employer's Executive Committee, Incentive Plan Committee and/or Compensation Committee,

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

as the legal requirements may be, except that within thirty (30) days after a new Equity Incentive Plan has been approved by Employer's shareholders, Employee shall be granted 25,000 options, and, in deviation from past policy, 10% of this number shall vest at the time of such grant, with 20% of this number vesting one year later, 30% one year after that and 40% in the year subsequent to that, subject to the approval of the relevant Committees of Employer's Board of Directors. In case that there should not be a new Employee Equity Incentive Plan in 2005, then Employee shall be entitled to receive a cash payment calculated as the in-the-money-value that those 25,000 options, when vested, would have had if they had been granted. Further, Employee shall receive another 25,000 options on the date of the first contract extension, provided that the contract will have been extended by both parties. The strike price and vesting of these options will be in accordance with the Equity Incentive Plan and subject to the Incentive Plan Committee's decisions in this regard.

     7. Termination, Severance Pay and Restrictions Against Competition and Solicitation.

          (a) Voluntary Termination by Employee.

               (i) Employee agrees to give Employer at least sixty (60) days' notice prior to any voluntary termination of employment by Employee.

               (ii) If Employee terminates employment voluntarily,

                    (A) Employee will receive all earned Base Salary only through the last day of Employee's employment with Employer (as well as reimbursement of expenses incurred through the last day of Employee's employment);

                    (B)  The  Noncompetition and  Nonsolicitation  Periods under
                         Section 8 will end on the first anniversary of the last day of Employee's employment with Employer.

               (iii)Employee and Employer  acknowledge that Employee's knowledge of the particular operations of Employer will be difficult to replace and that the giving of 60 days' notice by Employee is necessary to enable Employer to obtain transition assistance.

          (b) Termination by Employer Without Cause.

               (i) Employer may terminate Employee's employment at any time, without Cause (as defined below).

               (ii) If Employer terminates Employee's employment without Cause:

                    (A) Employee will receive all earned Base Salary through the last day of Employee's employment term including all

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

                    mutually agreed extensions pursuant to Section 2 with Employer (as well as reimbursement of expenses incurred through the last day of Employee's employment);

                    (B) Employee's medical/hospitalization insurance will be continued for the remaining term of the Agreement, including all mutually agreed extensions pursuant to
                         Section 2.

                    (C)  The  Noncompetition  and  Nonsolicitation  Period under
                         Section 8 will end six months after the last day of Employee's employment with Employer. However, Employee can be released from his obligations under this subsection on mutual agreement of Employee and Employer.

                    (D) Employer will continue Employee's normal pay for the remaining term of the Agreement, including all mutually agreed extensions pursuant to Section 2.

                    (E) Employee will also receive a payment equal to 50% of the bonus received by Employee for the year preceding his termination under this section.

                    (F) If Employee should be working somewhere else, then Employer does not have to pay Employee any longer. Irrespective of other clauses in this Agreement, the Non-Compete will be in effect as long as Employer pays Employee. Employer and Employee can mutually agree that Employee can look for other employment within the defined area.

                    (G) If Employee should be permitted to look for and subsequently find other employment, then Employer has the option to either continue to pay Employee or release Employee to this other employer with no further pay from Employer to Employee from the day Employee commences to work for this other employer.

          (c)  Termination by Employer for Cause.

               (i) Employer may terminate Employee's employment with Employer at any time, for Cause, upon notice to Employee. "Cause" means: (A) any fraud, theft or intentional misappropriation perpetrated by Employee against Employer; (B) conviction of Employee of a felony; (C) a material and willful breach of this Agreement by Employee, if Employee does not correct such breach within a reasonable period after Employer gives written notice to Employee (with such notice to specify in reasonable detail the action or

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

                    inaction that constitutes such breach); (D) willful or gross misconduct by Employee in the performance of duties under this Agreement; (E) failure by Employee to maintain in good standing any license that Employee must hold based on the requirements of any regulatory body; (F) the chronic, repeated, or persistent failure of Employee in any material respect to perform Employee's obligations as an Employee of Employer (other than by reason of a disability as determined under common law or any pertinent statutory provision, including without limitation the Americans With Disabilities
                    Act), if Employee does not correct such failure within a reasonable period after Employer gives written notice to Employee (with such notice to specify in reasonable detail the action or inaction that constitutes such failure). Employer and Employee agree that the provisions of (F) are not intended to provide grounds for a termination for Cause merely because of an isolated failure on the part of Employee to satisfy performance goals set by Employer.

               (ii) If Employee is terminated for Cause,

                    (A) Employee will receive Base Salary only through the last day of Employee's employment with Employer (as well as reimbursement of expenses incurred through the last day of Employee's employment);

                    (B)  The  Noncompetition and  Nonsolicitation  Periods under
                         Section 8 will end on the first anniversary of the last day of Employee's employment with Employer.

     8. Noncompetition, Nonsolicitation, Disparagement.

     (a) Covenant not to Compete. During the period that Employee is employed by Employer and thereafter for the pertinent Noncompetition Period, Employee (i) will not directly or indirectly own, control, operate, manage, consult for, own shares in, be employed by, or otherwise participate in any sole proprietorship, corporation, partnership, or other entity whose primary business is the Business (as defined below), within 100 miles of any location in which Employer operates, or has any interest in, any casino or other entity in which legal gambling is permitted or undertaken and (ii) will not solicit any actual or potential customers of Employer, any consultants to any such actual or potential customers, or any suppliers of Employer. The "Business" means any of the following: the operation or management of any casino or other entity in which legal gambling of any form is permitted or undertaken. (The restrictions in 8(a)(i) above, shall also include any location in which the Employer has proposed to do Business, or has made plans to make such a proposal.) Notwithstanding the foregoing restriction, Employee may own beneficially, or of record, less than two percent of the outstanding shares or other equity interests of any entity in the Business whose stock is traded publicly on NASDAQ or another nationally recognized stock exchange. The parties specifically

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

agree  that  the  Noncompetition  Periods  specified  in  paragraph  7  and  the
geographical   scope  discussed  above  are  reasonably   necessary  to  protect
Employer's interests, including Employer's trade secrets.

     (b) Nonsolicitation. During the period that Employee is employed by Employer and thereafter for the pertinent Nonsolicitation Period, Employee will not solicit or attempt to solicit for employment, for any other employer, any person while such person is an employee or consultant of Employer or of any subsidiary or parent company of Employer, and Employee will not solicit for employment or employ any such person within six months after such person ceases to be an employee or consultant of Employer.

     (c) Disparagement. During the Nonsolicitation Period, Employee will not disparage, criticize, or demean Employer, its reputation, employees, directors, Officers, services, products, manner of conducting business, customers, or suppliers, or any other aspect of Employer, by any communication whatsoever. Likewise, during this Period, the Employer will respond to requests for information concerning Employee's employment with a neutral response reflecting Employee's dates of employment, positions held and ending pay rate.

     9. Confidential Information, Trade Secrets and Intellectual Property.

     (a) Confidential Information. Employee acknowledges that information, observations, and data (including but not limited to customer/client lists) obtained by Employee, both prior to the Effective Date and after the Effective Date, concerning the business or affairs of Employer, constitute confidential information, are trade secrets, are the property of Employer, and are essential and confidential components of Employer's business. Employee will not at any time, either during or after employment with Employer, directly or indirectly disclose to any person or use any of such information, observations or data, except as required by Employee's duties in the course of Employee's employment with Employer, and except to the extent that:

     (i) the information was within the public domain at the time it was provided to Employee;

     (ii) the information was published or otherwise became part of the public domain after it was provided to Employee through no fault of Employee;

     (iii)the information already was in Employee's possession at the time Employer disclosed it to Employee, was not acquired by Employee directly or indirectly from anyone with a duty of confidentiality to Employer, and was not acquired by Employee under circumstances in which Employee already was an employee of or a consultant to Employer, or had a duty of confidentiality to Employer; or

     (iv) the information is required to be disclosed (A) by any federal or state law rule or regulation, (B) by any applicable judgment, order, or decree of any court, governmental agency or arbitrator having or

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

          purporting to have jurisdiction in the matter, or (C) pursuant to any subpoena or other discovery request in any litigation, arbitration or other proceeding, but if Employee proposes to disclose the information in accordance with (A), (B), or (C), Employee will first give Employer reasonable prior notice of the proposed disclosure of any such information so as to provide Employer an opportunity to consult with Employee as to the applicability of such law, rule, or regulation or to appear before any court, governmental agency, or arbitrator in order to contest the disclosure, as the case may be, and prior to any such disclosure will redact confidential information to the maximum extent permissible.

     (b) Return of Documents, Etc. Immediately upon termination of Employee's employment with Employer or at any time upon notice to Employee from Employer, Employee will deliver to Employer all memoranda, notes, plans, records, reports, and other documents and information provided to Employee by Employer or created by Employee in connection with Employee's employment, including, but not limited to information stored in electronic format on PCs, laptops, external hard disks, CDs, etc. and all copies of all such documents in any tangible form which Employee may then possess or have under Employee's control, and will destroy all of such information in intangible form which is in Employee's possession or under Employee's control.

     10. Survival of Obligations Upon Employee's Termination. The obligations of Employee in Sections 8 and 9 will survive the termination of Employee's employment with Employer. The obligations of Employee in Section 9 will survive the termination of Employee's employment with Employer without limitation, whether initiated by Employee or by Employer, and will continue until Employer consents in writing to the release of Employee's obligations under Section 9 this Agreement.

     11. Remedy for Breach. Both Employee and Employer expressly acknowledge that the subject matter of this Agreement is unique, and that any breach of Employee's obligations under Sections 8 and 9 is likely to result in irreparable injury to Employer, and the parties therefore expressly agree that Employer will be entitled to obtain specific performance of this Agreement through injunctive relief and such ancillary remedies of an equitable nature as a court may deem appropriate. Such equitable relief will be in addition to, and the availability of such equitable relief will not preclude, any legal remedies or other remedies, which might be available to such party. If Employee breaches any provisions in Sections 8 or 9, Employer is entitled to apply for equitable relief in the Colorado District Court, Fourth Judicial District, prior to initiation of mediation. Employer's application for temporary injunctive relief will not limit Employer from pursuing any other available remedies for such breach. Employee specifically agrees with the designation of this court and waives any objection or defense based on forum non-conveniens, improper venue or lack of personal jurisdiction.

     12. Severability. Each provision of this Agreement is intended to be severable, and if any portion of this Agreement is held invalid, illegal, unenforceable or void for any reason, the

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

remainder of this Agreement will nonetheless remain in full force and effect. Any portion held to be invalid, unenforceable, or void will, if possible, be deemed amended or reduced in scope, but such amendment or reduction in scope will be made only to the minimum extent required for causing such portion to be valid and enforceable.

     13. General Acknowledgments. Employee and Employer expressly agree that the restrictions on Employee's activities imposed under Section 8 are reasonable in their temporal and geographic scope and with respect to the nature of the activities so restricted and that the restrictions on Employee's activities imposed under Section 9 are reasonable and necessary to protect the trade secrets and other Confidential Information of Employer. The parties expressly agree that (i) Employee is benefitted by these restrictions, insofar as other persons in similar managerial positions with Employer have entered or will enter into similar agreements with Employer, (ii) these restrictions are reasonable and necessary to protect Employer and its subsidiaries from loss of property rights and from competing efforts, and (iii) because of these restrictions Employer is willing to share its trade secrets and confidential information with Employee to enable Employee to perform his or her duties. The parties further expressly agree that, if any court of competent jurisdiction determines that any provision of Section 8 or Section 9 is unreasonable, the court will not declare the provision invalid, but rather will reform and modify the provision, and enforce the provision as reformed and modified, to the maximum extent permitted by law. The existence of any claim or cause of action of Employee against Employer, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by Employer of the provisions of Section 8 or
Section 9.

     14. Non-Waiver. The failure to enforce any right arising under this Agreement or any similar agreement on one or more occasions will not be deemed or construed to be a waiver of that right under this Agreement or any other agreement on any other occasion, or of any other right on that occasion or any other occasion.

     15. Employee Warranties. Employee warrants to Employer that, as of the Effective Date, (a) Employee is not employed and is not a party to another employment contract, express or implied; (b) Employee has no other obligation, contractual or otherwise, which would prevent Employee from entering into this Agreement and from complying with its provisions; (c) Employee does not possess, and will not utilize during Employee's employment with Employer, any confidential information obtained by Employee through or in connection with any prior employment, relating to any prior employer's business, products, services, techniques, methods, systems, plans, policies, prices, customers, prospective customers, or employees; and (d) Employee has given Employer timely written notice of any of Employee's prior employment agreements or patent rights that might conflict with any interest of Employer and has provided Employer with a copy of such agreements or patent rights, including any applications for such rights.

     16. Dispute Resolution. Subject to Employer's right to seek equitable relief under Section 11, which is not affected by this Section, Employer and Employee agree to submit to final, binding arbitration, any and all claims, disputes or controversies between Employee and Employer, any business affiliated with Employer, or any of the respective directors, managers, employees or agents of such businesses, including, but not limited to, claims, disputes or

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controversies arising out of or related to this Agreement or the breach thereof.
The parties agree that such arbitration is pursuant to the Federal Arbitration Act. The arbitration shall be governed by the then-existing rules of the American Arbitration Association for Commercial Arbitration and will be held in Colorado Springs, Colorado. The arbitrator will be selected pursuant to the mutual agreement of the parties, and, if the parties are unable to agree, the arbitrator will be designated by the Chief Judge of the Fourth Judicial District Court, State of Colorado. The award rendered by the arbitrator shall be enforced, if necessary, in the United States District Court for the District of Colorado. The arbitrator shall apply the substantive law of the State of Colorado and may award any relief recognized by Colorado law, which could be awarded by a District Court of the State of Colorado, including injunctive relief and attorney's fees. The arbitrator shall award reasonable attorney's fees and costs to the prevailing party.

     17. Integration Clause and Modification. This Agreement is the complete and exclusive statement of the agreement between the parties and supersedes all proposals, prior agreements, and all other communications between the parties, oral or in writing, relating to the subject matter of this Agreement. This Agreement may be amended or superseded only by an agreement in writing, signed by Employee and the CEO of Employer.

     18. Notices. All notices, requests, demands, claims, and other communications under this Agreement must be in writing. Any notice, request, demand, claim, or other communication under this Agreement will be deemed duly given only if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, by facsimile, or email message, and must be addressed to the intended recipient as follows:

       If to Employer, to: ______________________________________
                           ______________________________________
                           ______________________________________


       If to Employee:  to Employee's residence, as shown on Employer's records.

Notices will be deemed given and received three days after mailing if sent by certified mail, when delivered if sent by courier, and one business day after receipt of confirmation by person or machine if sent by telecopy, facsimile, or email transmission. Either party may change the address to which notices, requests, demands, claims and other communications under this Agreement are to be delivered by giving the other party notice in the manner set forth above.
Any notice sent by email to Employer will be to the following address:___________________.
Any notice sent by email to Employee will be to the following address: ___________________.

     19. Governing Law and Forum. This Agreement will be governed by and construed according to the internal laws of the State of Colorado, without regard to conflict of law principles, except Section 16, which will be governed and construed according to the Federal Arbitration Act, except as otherwise provided in Section 16. The parties further agree that any disputes arising under this Agreement and any action brought to enforce this Agreement must be brought exclusively in the Colorado District Court, Fourth Judicial District, and the parties consent to personal jurisdiction of such court and waive any objection or defense of forum non-conveniens, improper venue or lack of personal jurisdiction.

     20. Acknowledgment by Employee. Employee has been afforded the opportunity to read, reflect upon and consider the terms of this Agreement, has been afforded the opportunity to discuss this Agreement with Employee's attorney or other advisor or counselor, has read this entire Agreement, fully understands its terms, has voluntarily executed this Agreement, and has retained one copy of this executed Agreement for Employee's records. Furthermore, Employee acknowledges and agrees that should Employee obtain employment after the termination of this Agreement, Employer may communicate with a subsequent employer and show a copy of this Agreement to a subsequent employer, for the purpose of informing a subsequent employer about Employer's rights and Employee's obligations under this Agreement.


ACCEPTED AND AGREED:                        ACCEPTED AND AGREED:


/s/ Erwin Haitzmann, Employer                    /s/ Richard S. Rabin, Employee
------------------------------------             ------------------------------
Erwin Haitzmann                                  Richard S. Rabin

Title: Chief Executive Officer


/s/ Peter Hoetzinger, Employer
------------------------------------
Peter Hoetzinger

Title: President



Date: ________________________________  Date: __________________________________

                                    EXHIBIT A
                           Annex Concerning 2004 Bonus


     Employee's 2004 bonus shall be included as follows:

     1. If the budget for Womacks Casino is reached, that is Earnings Before Interest, Tax Depreciation and Amortization ("EBITDA") of $9,460,000, Employee shall receive a bonus equal to 40% of his salary received for 2004.

     2. If Womacks' EBITDA is between $9,460,000 and $10,000,000, Employee will receive an additional bonus equal to three percent of the EBITDA above $9,460,000.

     3. If Womacks' EBITDA is between $10,000,000 and $10,500,000, then Employee will receive, in addition to the amounts in 1 and 2 above, an additional amount equal to 4.5% of the EBITDA above $10,000,000.

     4. If Womacks' EBITDA is higher than $10,500,000, then the Employee, in addition to the amounts in 1, 2 and 3 above, will receive an additional 7.5% of the EBITDA above $10,500,000.

     5. If certain non-quantative goals have been met (personal commitment component of bonus), then the Employee will receive an additional 10% of his salary earned during 2004. The personal commitment goals shall be established by the Employee and Employer.